Exhibit 1.2

PHARVARIS N.V.

Ordinary Shares

(nominal value of €0.12 per share)

SALES AGREEMENT

April 12, 2024

LEERINK PARTNERS LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

Pharvaris N.V., a public limited liability company (naamloze vennootschap) (the “Company”), confirms its agreement (this “Agreement”) with Leerink Partners LLC (the “Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent up to $175,000,000 of the Company’s ordinary shares, nominal value €0.12 per share, of the Company (the “Ordinary Shares”), subject to the limitations set forth in Section 5(c) (the “Placement Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the aggregate gross sales price of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which will become automatically effective upon filing thereof pursuant to Rule 462(e) of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to issue any Placement Shares.

The Company has prepared and will file, in accordance with the provisions of the Securities Act, with the Commission an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act (“Rule 405”) on Form F-3, which automatic shelf registration statement will become effective under Rule 462(e) of the Securities Act, including (a) a base prospectus, relating to certain securities, including the Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and (b) a prospectus supplement specifically relating to the Placement Shares to be issued from time to time pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement at the time it becomes effective, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, including any amendment thereto and all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or Rule 462(b) under the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (as used herein, as defined in Rule 433 under the Securities Act (“Rule 433”)), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the documents, if any, that are or are deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the respective dates of the Prospectus Supplement, Prospectus or such issuer free writing prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell any Placement Shares through the Agent hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (each such notice, a “Placement Notice”) containing the parameters in accordance with which it desires such Placement Shares to be sold, which at a minimum shall include the maximum number or amount of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number or amount of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made (provided that the Company shall ensure that the minimum sales price must always be such that sales of Placement Shares cannot result in Net Proceeds (as defined below) being less than the aggregate nominal value of such Placement Shares), a form of which containing such minimum sales parameters is attached hereto as Schedule 1. The Placement Notice must originate from one of the individuals authorized to act on behalf of the Company and set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule 2), and shall be addressed to each of the recipients from the Agent set forth on Schedule 2, as such Schedule 2 may be updated by either party from time to time by sending a written notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply). The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, within two Trading Days of the date the Agent receives the Placement Notice, (ii) in accordance with the notice requirements set forth in Section 4, the Agent suspends sales under the Placement Notice for any reason in its sole discretion, (iii) the entire amount of the Placement Shares has been sold pursuant to this Agreement, (iv) in accordance with the notice requirements set forth in Section 4, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (v) the Company issues a subsequent Placement Notice and explicitly indicates that its parameters supersede those contained in the earlier dated Placement Notice or (vi) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares effected through the Agent shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control with respect to the matters covered thereby.

3. Sale of Placement Shares by the Agent. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, including Section 5(c), upon the Agent’s acceptance of the terms of a Placement Notice as provided in Section 2, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market (“Nasdaq”) to sell such Placement Shares up to the number or amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number or amount of Placement Shares sold on such Trading Day, the volume-weighted average price of the Placement Shares sold and the Net Proceeds (as defined below) payable to the Company. Unless otherwise specified by the Company in a Placement Notice, the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq, on or through any other existing trading market for the Ordinary Shares or to or through a market maker. If expressly authorized by the Company (including in a Placement Notice), the Agent may also sell Placement Shares in negotiated transactions or in block transactions. Notwithstanding the provisions of Section 6(rr), except as may be otherwise agreed by the Company and the Agent, the Agent shall not purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell such Placement Shares as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement unless the Company and the Agent enter into a separate written agreement setting forth the terms of such sale. For the purposes hereof, “Trading Day” means any day on which the Ordinary Shares are purchased and sold on Nasdaq.

4. Suspension of Sales.

(a) The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2), if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other party unless notice is sent by one of the individuals named on Schedule 2 hereto to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply).

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall cancel any effective Placement Notices instructing the Agent to make any sales and (iii) the Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement and Delivery of the Placement Shares.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second Trading Day (or such earlier day as is industry practice or as is required for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) or, if the Net Proceeds cannot be delivered to the Company on or prior to such Settlement Date, delivery of a written confirmation by the Agent that the Agent is keeping such Net Proceeds in escrow for the sole benefit and at the instruction of the Company, with such Net Proceeds in that case to be delivered to the Company promptly following the Settlement Date (the “Net Proceeds Confirmation”). The Net Proceeds will be equal to the aggregate gross sales price received by the Agent at which such Placement Shares were sold (provided that the Company shall ensure that the minimum sales price must always be such that sales of Placement Shares cannot result in Net Proceeds being less than the aggregate nominal value of such Placement Shares), after deduction of (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 7(g) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, subject to the delivery of the related Net Proceeds by the Agent to the Company or the Company having received the Net Proceeds Confirmation, the Company will issue the Placement Shares being sold on such date to its transfer agent pursuant to the execution of a deed of issue (each, a “Deed of Issue”) and the Company will cause its transfer agent to electronically transfer such Placement Shares by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form. Subject to the Company’s execution and delivery of any additional documentation that the Agent reasonably and in good faith requests pursuant to Section 7(dd) hereto in order to facilitate one or more settlements pursuant to this Agreement, on or before each Settlement Date and in any event before the execution by the Company of the applicable Deed of Issue, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on or prior to the Settlement Date (or, in case a Net Proceeds Confirmation is given, the Net Proceeds will be delivered to the Company promptly following the Settlement Date). The Agent shall be responsible for providing DWAC instructions or other instructions for delivery by other means with regard to the transfer of the Placement Shares being sold. In addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, the Company agrees that if the Company or its transfer agent (if applicable) defaults in its obligation to deliver duly authorized, freely tradeable, transferable, registered Placement Shares in good deliverable form by 2:30 P.M., New York City time, on a Settlement Date (other than as a result of a failure by the Agent to provide instructions for delivery), the Company will (i) take all necessary action to cause the full amount of any Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Agent and/or its clearing firm in connection with recovering such Net Proceeds, to be immediately returned to the Agent or its clearing firm no later than 5:00 P.M., New York City time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Agent or its clearing firm, (ii) indemnify and hold the Agent and its clearing firm harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company (or its transfer agent (if applicable)) and (iii) pay to the Agent (without duplication) any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Ordinary Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Placement Shares is being made, (ii) the number of Ordinary Shares that remain available for issuance under the authorized share capital of the Company (maatschappelijk kapitaal) included in its articles of association from time to time (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital, including pursuant to the Company’s equity incentive plans), (iii) the number or dollar amount of Ordinary Shares permitted to be offered and sold by the Company under Form F-3 (including General Instruction I.B.5. thereof, if such instruction is applicable), (iv) the number or dollar amount of Ordinary Shares that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, in accordance with the Company’s articles of association, applicable resolutions of the Company’s shareholders and applicable Dutch law, and notified to the Agent in writing, or (v) the dollar amount of Ordinary Shares for which the Company has filed the Prospectus Supplement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Agent in writing (provided that the Company shall ensure that the minimum sales price must always be such that sales of Placement Shares cannot result in Net Proceeds being less than the aggregate nominal value of such Placement Shares). Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 5(c) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agent shall have no obligation in connection with such compliance.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement (except for those representations, warranties and agreements that speak solely as of a specific date or time, in which case as of such date or time), and as of (i) each Representation Date (as defined in Section 7(m)), (ii) each date on which a Placement Notice is given, (iii) the date and time of each sale of any Placement Shares pursuant to this Agreement and (iv) each Settlement Date (each such time or date referred to in clauses (i) through (iv), an “Applicable Time”):

(a)

The Company and the transactions contemplated by this Agreement meet the requirements for, and comply with the conditions for the use of, Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Company has prepared and will file on the date hereof an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form F-3, which will become automatically effective upon filing thereof pursuant to Rule 462(e) of the Securities Act prior to the issuance of any Placement Notices by the Company. At the time the Registration Statement was filed and originally becomes effective by the Commission and at the time the Company’s most-recent Annual Report on Form 20-F was filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of Placement Shares as contemplated hereby comply with, the requirements of Rule 415(a)(5) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Placement Shares that may be sold pursuant to this Agreement, in accordance with Rule 456(b) and 457(r) under the Securities Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.

(b)

Each of the Registration Statement and any amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information (as defined below). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and as of each Applicable Time will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or issuer free writing prospectus (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent’s Information. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and were filed on a timely basis with the Commission, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will be filed on a timely basis and, when so filed, will conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

Except as disclosed in the Registration Statement and the Prospectus, the Company is and has been an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d)

Each issuer free writing prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e)

The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the Agent’s distribution of the Placement Shares under this Agreement, will not distribute any offering material in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below).

(f)

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)

The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the current listing standards of Nasdaq. The Company has filed or will file a Notification of Listing of Additional Shares with Nasdaq with respect to the Placement Shares.

(h)

No person (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) has the right to act as an underwriter, agent or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. Except for the Agent, there is no broker, finder or other party that is entitled to receive from the Company or any of its Subsidiaries (as defined below) any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(i)

The Company has been duly incorporated and is currently a validly existing public company with limited liability (naamloze vennootschap) under the laws of the Netherlands and has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(j)

Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent the concept of good standing is applicable in such jurisdiction) would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)	This Agreement has been duly authorized, executed and delivered by the Company.

(l)

The authorized, issued and outstanding share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement and the Prospectus.

(m)

The Ordinary Shares in the capital of the Company issued and outstanding have been duly authorized and are validly issued, fully paid and non-assessable (meaning, with respect to subsidiaries governed by Dutch law, that the holders of the relevant shares or equity interests will not by reason of merely being such a holder, be subject to assessment or calls by the relevant subsidiary or its creditors for further payment on such shares or equity interests).

(n)

The Placement Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (meaning, with respect to subsidiaries governed by Dutch law, that the holders of the relevant shares or equity interests will not by reason of merely being such a holder, be subject to assessment or calls by the relevant subsidiary or its creditors for further payment on such shares or equity interests), and any preemptive or similar rights with respect to the issuance of the Placement Shares are validly excluded.

(o)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, (ii) the articles of association or by-laws or analogous governing instruments, as applicable) of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, except in the cases (i) and (iii) for such contraventions that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained and such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Placement Shares.

(p)

There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement and the Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement and the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(q)

The Company is not, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in each of the Registration Statement and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)

Except as would not singly or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries (w) are in compliance with any and all applicable foreign, federal, state and local laws and rules, regulations, requirements, decisions, orders, decrees, consents and other legally enforceable requirements relating to the protection of the environment, hazardous or toxic substances, wastes, pollutants, chemicals, or contaminants (“Hazardous Materials”) or human health and safety (collectively, “Environmental Laws”), (x) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (y) are in compliance with all terms and conditions of any such permit, license or approval, and (z) have not received notice of any actual or potential violation, liability or obligation, and there are no pending or to the Company’s knowledge, threatened complaint, action, suit, proceeding investigation or claim, under or relating to Environmental Laws, and (ii) there are no costs, obligations or liabilities associated with or arising under Environmental Laws of or relating to the Company or its subsidiaries.

(s)

There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)

Except as described in each of the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Ordinary Shares registered pursuant to the Registration Statement.

(u)

(i) None of the Company or any of its subsidiaries or controlled affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)

The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w)

None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

i.

the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

ii.

located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, to the extent applicable, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region (as defined in Executive Order 14065) of Ukraine identified pursuant to Executive Order 14065, and the Crimea region, Cuba, Iran, North Korea and Syria).

(x)	The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

i.	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

ii.	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, advisor, investor or otherwise).

(y)

The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)

Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, other than in connection with the exercise or forfeiture of equity awards outstanding on such respective dates as of which information is given in each of the Registration Statement and the Prospectus.

(aa)

The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not have a material adverse effect on the Company and its subsidiaries taken as a whole and except for the bank accounts of the Company to which standard bank conditions apply; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(bb)

(i) Except as would not have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries solely and exclusively own or have a valid, enforceable and exclusive license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names and all other intellectual property and similar proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property Rights”) required for the conduct of their businesses as presently conducted or as currently anticipated to be conducted; (ii) except as would not have a material adverse effect on the Company and its subsidiaries taken as a whole, the Intellectual Property Rights owned by the Company or any of its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any of its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any of its subsidiaries which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) except as would not have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by the Company or any of its subsidiaries; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any valid Intellectual Property Rights of any third party; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or any of its subsidiaries, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(cc)

Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(dd)

Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) to the Company’s knowledge, the Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or is otherwise aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit, or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(ee)

To the Company’s knowledge, the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, internet websites, applications and data and databases (including those maintained on behalf of the Company and its subsidiaries by third party vendors) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in all material respects in connection with, the operation of the business of the Company and its subsidiaries, as it is currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have taken commercially reasonable technical and organizational measures reasonably necessary to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security, data protection and business continuity/disaster recovery controls, policies and procedures, that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses and any other data security incident or data breach as defined by Data Security Obligations (“Breach”). To the Company’s knowledge, there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ff)

No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)

The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, except where the failure to be insured would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(hh)

Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)

The Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable Health Care Laws (as defined herein), including all statutes, rules, regulations and policies administered by the U.S. Food and Drug Administration (the “FDA”) and comparable foreign regulatory authorities, including the European Medicines Agency and the UK Medicines & Healthcare products Regulatory Agency (collectively, the “Regulatory Authorities”) and all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Health Care Laws”).

(jj)

Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the studies, tests and preclinical and clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries or in which the Company or its subsidiaries have participated, that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were, and if still pending are, being conducted in accordance with standard medical and experimental protocols, procedures and controls pursuant to accepted professional scientific research standards and procedures, and all applicable Health Care Laws, the rules and regulations of the Regulatory Authorities and applicable good clinical practices and good laboratory practices; (ii) the descriptions of the results of such studies and trials contained in the Registration Statement or the Prospectus are accurate and complete in all material respects and fairly present the data derived from such trials and studies; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement and the Prospectus; (iv) the Company has provided the Agent with all substantive written notices and correspondence provided to the Company or its subsidiaries from the Regulatory Authorities; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(kk)

(i) Neither the Company nor any of its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority, other governmental entity or third party alleging that any Company or product operation or activity is in violation of any Health Care Laws, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any comparable communication from any other Regulatory Authority or governmental entity, nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (ii) neither the Company nor any of its subsidiaries are a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and (iv) neither the Company, its subsidiaries nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.

(ll)

The financial statements included in each of the Registration Statement and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with international financial reporting standards (“IFRS”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(mm)

The accountants who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(nn)

The Company and its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, as issued by the International Accounting Standard Board (“IASB”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the Registration Statement and Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(oo)

Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement Shares hereunder.

(pp)

Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)

The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS (as issued by IASB) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor has the Company nor any of its subsidiaries received any written notice of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(rr)

The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Ordinary Shares for its own account while this Agreement is in effect; provided, that (i) no such purchase or sales shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Placement Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, except as may be otherwise agreed by the Company and the Agent.

(ss)	The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(tt)

Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(uu)

No stamp, documentary, issuance, registration, transfer, or other similar documentary taxes or duties are payable by or on behalf of the Agent, the Company or any of its subsidiaries in the Netherlands or to any taxing authority thereof or therein having power to tax in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Placement Shares, (iii) the issuance, sale and delivery of the Placement Shares to the Agent or purchasers procured by the Agent, or (iv) the resale and delivery of the Placement Shares by the Agent, each in the manner contemplated herein.

(vv)

All payments to the Agent in respect of the obligations of the Company under this Agreement may be made free and clear of, and without withholding or deduction for, or on account of any taxes, duties, assessments or governmental charges by or on behalf of the Netherlands or any political subdivision or authority thereof or therein having power to tax.

(ww)

The Company does not believe that it was a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes in the previous fiscal year for which the information is available, and, subject to the assumptions and qualifications set forth in the Registration Statement and the Prospectus, it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(xx)

It is not necessary under the laws of the Netherlands (i) to enable the Agent to enforce their rights under this Agreement provided that they are not otherwise engaged in business in the Netherlands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for the Agent to be qualified or entitled to carry out business in the Netherlands except that any Agent offering Placement Shares or investment services or performing investment activities in or from the Netherlands, should be licensed, excepted or exempted under or pursuant to the Dutch Financial Supervision Act (Wet op het Financieel Toezicht) (“DFSA”).

(yy)

This Agreement is in proper form under the laws of the Netherlands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Netherlands of this Agreement.

(zz)	The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(aaa)

No action has been taken or is contemplated to dissolve or liquidate the Company or any of its subsidiaries, and, to the knowledge of the Company no insolvency proceedings have been proposed, commenced or threatened against the Company or any of its subsidiaries and no judgment has been made or is pending declaring the Company or any of its subsidiaries insolvent. No voluntary arrangement has been prosed between the Company or a subsidiary and its creditors and no compromise or arrangement with creditors has been proposed, agreed or sanctioned in respect of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries has, by reason of actual or anticipated financial difficulties, commenced discussions with any third party including any governmental agency to obtain stand-by or emergency funding or has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness.

(bbb)

Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Netherlands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 24(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Netherlands, provided that such waiver may not be effective in relation to assets located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst).

(ccc)

The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and will be recognized by the courts of the Netherlands. The Company has the power to submit, and pursuant to Section 24(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 24(a)), and has the power to designate, appoint and empower, and pursuant to Section 24(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

7. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which the Prospectus relating to any Placement Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule); (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than Incorporated Documents, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement Shares or for additional information related to the Placement Shares; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to make such filing (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than Incorporated Documents, relating to the Placement Shares or a security convertible into or exchangeable or exercisable for the Placement Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and the Company shall have no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing (i) is not an amendment or supplement to the Prospectus Supplement and (ii) does not name the Agent or does not relate to the Placement Shares or the transactions contemplated by this Agreement; and provided, further, that the only remedy the Agent shall have with respect to the Company’s making such filing notwithstanding the Agent’s objection (but without limiting the Agent’s rights under Section 9 hereof) will be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any Incorporated Document, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act and, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement related to the Placement Shares or any amendment or supplements to the Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement with respect to the Placement Shares or the Prospectus.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its best efforts to comply with the provisions thereof and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agent promptly of all such filings if not available on EDGAR.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or a similar rule), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which the Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all Incorporated Documents filed with the Commission during such period), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders and to the Agent as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of and Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of the Prospectus and of each amendment and supplement thereto and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (ii) the preparation, issuance, sale and delivery of the Placement Shares and any taxes due or payable in connection therewith, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(w) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Agent in connection therewith shall be paid by the Agent except as set forth in clauses (vii) and (viii) below), (iv) the printing and delivery to the Agent and its counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, owed to the Commission or FINRA and the fees and expenses of any transfer agent or registrar for the Placement Shares, (vii) the fees and associated expenses of the Agent’s outside legal counsel for filings with the FINRA Corporate Financing Department in an amount not to exceed $15,000 (excluding FINRA filing fees referred to in clause (vi) above and in addition to the fees and disbursements referred to in clause (viii) below), and (viii) the reasonable and documented fees and disbursements of the Agent’s outside legal counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(m) and (B) in an amount not to exceed $15,000 in connection with each Representation Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 7(m) (in addition to the fees and associated expenses referred to in clause (vii) above).

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, warrants or any rights to purchase or acquire Ordinary Shares during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Agent hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable or exercisable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the later of the termination of this Agreement and the thirtieth day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Ordinary Shares, options to purchase Ordinary Shares, other securities under the Company’s equity incentive plans, or Ordinary Shares issuable upon the exercise of options or vesting of other securities, pursuant to any employee or director share option or benefits plan, share ownership plan or dividend reinvestment plan (but not Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agent and (iii) Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Agent promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided or required to be provided to the Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent, its affiliates agents and counsel from time to time in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company agrees that on or prior to such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market; provided, that, unless a prospectus supplement containing such information is required to be filed under the Securities Act, the requirement of this Section 7(l) may be satisfied by Company’s inclusion in the Company’s Form 20-F or Form 6-K, as applicable, of the number or amount of Placement Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Shares during the relevant period.

(m) Representation Dates; Certificate. On or prior to the date on which the Company first delivers a Placement Notice pursuant to this agreement (the “First Placement Notice Date”) and each time the Company:

(i) amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F);

(iii) files a report on Form 6-K under the Exchange Act containing quarterly financial information (other than an earnings release that is “furnished”) that is incorporated by reference into the Registration Statement and Prospectus; or

(iv) files a report on Form 6-K under the Exchange Act containing amended financial information (other than an earnings release that is “furnished”) that is incorporated by reference into the Registration Statement and Prospectus (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agent (but in the case of clause (iv) above only if (1) a Placement Notice is pending or in effect and (2) the Agent requests such certificate within three Business Days after the filing of such Form 6-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented), within two Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or in effect, which waiver shall continue until the earlier to occur of (1) the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date on which the Company relied on the waiver referred to in the previous sentence and did not provide the Agent with a certificate under this Section 7(m), then before the Company delivers a Placement Notice or the Agent sells any Placement Shares pursuant thereto, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of such Placement Notice. Within two Trading Days of each Representation Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

(n) Legal Opinions. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion and negative assurance letter of Kirkland & Ellis LLP, U.S. counsel to the Company, and the written opinion of NautaDutilh N.V., Dutch counsel to the Company, or, in either case, such other counsel satisfactory to the Agent (collectively, “Company Counsel”), each in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion and negative assurance letter are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinion and negative assurance letter for subsequent Representation Dates, Company Counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion or negative assurance letter delivered by such counsel under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) Intellectual Property Opinion. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m)(ii) for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinion of Paustian & Partner, counsel for the Company with respect to intellectual property matters, or such other intellectual property counsel satisfactory to the Agent (“Intellectual Property Counsel”), in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion letter is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(p) Comfort Letter. On or prior to the First Placement Notice Date and on any date which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(p); provided, that if requested by the Agent, the Company shall cause a Comfort Letter to be furnished to the Agent within 10 Trading Days of the occurrence of any material transaction or event that necessitates the filing of additional, pro forma, amended or revised financial statements (including any restatement of previously issued financial statements). Each Comfort Letter shall be in form and substance satisfactory to the Agent and each Comfort Letter from the Company’s independent registered public accounting firm shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) state, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) update the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Market Activities. The Company will not, directly or indirectly, and will cause its officers, directors and Subsidiaries not to (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agent; provided, however, that the Company may bid for and purchase Ordinary Shares in accordance with Rule 10b-18 under the Exchange Act.

(r) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(s) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental certificates, authorizations or permits required by federal, state and local law in order to conduct their businesses as described in the Prospectus (collectively, “Permits”), and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Permits and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such Permits could not reasonably be expected to result in a material adverse effect.

(t) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(u) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(v) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Agent, neither the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as agent) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(w) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agent, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(x) Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s financial statements in accordance with IFRS, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to it by others within the Company, particularly during the period in which such periodic reports are being prepared.

(y) Emerging Growth Company. The Company will promptly notify the Agent if the company ceases to be an Emerging Growth Company at any time prior to the completion of the Agent’s distribution of the Placement Shares pursuant to this Agreement.

(z) Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Placement Shares remain unsold and this Agreement has not been terminated, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Ordinary Shares that may be offered and sold pursuant to this Agreement (which shall include a prospectus reflecting the number or amount of Placement Shares that may be offered and sold pursuant to this Agreement), in a form reasonably satisfactory to the Agent and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Placement Shares to continue as contemplated in the expired registration statement and this Agreement. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(aa) General Instruction I.B.5. of Form F-3. If, from and after the date of this Agreement, the Company is no longer eligible to use Form F-3 (including pursuant to General Instruction I.B.5.) at the time it files with the Commission an annual report on Form 20-F or any post-effective amendment to the Registration Statement, then it shall promptly notify the Agent and, within two Business Days after the date of filing of such annual report on Form 20-F or amendment to the Registration Statement, the Company shall file a new prospectus supplement with the Commission reflecting the number of Ordinary Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.5. of Form F-3; provided, however, that the Company may delay the filing of any such prospectus supplement for up to 30 days if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect or pending during such time. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agent to resume the offering of Placement Shares.

(bb) Tax Indemnity. The Company will indemnify and hold harmless the Agent against any documentary, stamp or similar issue tax, including any interest and penalties, on the issue and sale of the Placement Shares.

(cc) Transfer Agent. The Company has engaged and will maintain, at its sole expense, a transfer agent and registrar for the Ordinary Shares.

(dd) Settlement Documents. The Company hereby agrees to execute and deliver any additional document that the Agent reasonably and in good faith requests in order to facilitate one or more settlements pursuant to this Agreement.

(ee) Status under the Securities Act. (A) At the time of the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or in the form of a prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, (D) at the date of this Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective upon filing in accordance with Rule 462(e) and shall be available for all offers and sales of Placement Shares (i) that have been issued pursuant to all prior Placement Notices and (ii) that will be issued pursuant to any Placement Notice.

(b) Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company or any of its Subsidiaries of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any material changes in the Registration Statement, the Prospectus or Incorporated Documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in the case of the Prospectus, so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of a fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary in order to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized share capital of the Company or any material adverse effect or any development that could reasonably be expected to result in a material adverse effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities), if any, by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), if any, the effect of which, in the judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(f) Company Counsel Legal Opinions. The Agent shall have received the opinions and negative assurance letters, as applicable, of Company Counsel and Intellectual Property Counsel required to be delivered pursuant to Section 7(n) and Section 7(o), as applicable, on or before the date on which such delivery of such opinions and negative assurance letters are required pursuant to Section 7(n) and Section 7(o), as applicable.

(g) Agent’s Counsel Legal Opinion. The Agent shall have received from Sidley Austin, LLP, counsel for the Agent, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they may request to enable them to pass upon such matters.

(h) Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(i) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(j) Secretary’s Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate, signed on behalf of the Company by the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date and in form and substance satisfactory to the Agent and its counsel, certifying as to (i) the articles of association of the Company, (ii) the resolutions of the board of directors of the Company or duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Placement Shares and (iii) the incumbency of the officers of the Company duly authorized to execute this Agreement and the other documents contemplated by this Agreement (including each of the officers set forth on Schedule 2).

(k) CFO Certificate. On or prior to the First Placement Notice Date, the Agent shall have received a certificate in form and substance reasonably satisfactory to the Agent, from the Head of Strategic Finance and Principal Accounting Officer of the Company as to the accuracy of certain financial and other information included in the Registration Statement and the Prospectus;

(l) No Suspension. The Ordinary Shares shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. Trading in the Ordinary Shares shall not have been suspended on, and the Ordinary Shares shall not have been delisted from, Nasdaq.

(m) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agent such appropriate further information, opinions, certificates, letters and other documents as the Agent may have reasonably requested. All such information, opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished the Agent with conformed copies of such opinions, certificates, letters and other documents as the Agent may have reasonably requested.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(o) Approval for Listing. Either (i) the Placement Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the First Placement Notice Date and Nasdaq shall have reviewed such application and not provided any objections thereto.

(p) FINRA. FINRA shall have raised no objection to the terms of the offering contemplated hereby and the amount of compensation allowable or payable to the Agent as described in the Prospectus.

(q) Stamp Taxes. (i) The Company shall pay, and shall indemnify and hold the Agent harmless against, any stamp, issue, registration, transfer, or other similar documentary taxes or duties (other than taxes or duties imposed on the net income of the Agent) imposed under the laws of the Netherlands or any political sub-division or taxing authority thereof or therein having the power to tax that is payable in connection with (x) the execution, delivery, consummation or enforcement of this Agreement, (y) the creation, allotment and issuance of the Placement Shares, and (z) the sale and delivery of the Placement Shares.

(ii) All sums payable by the Company to the Agent under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law. In the event any such taxes are required to be withheld or deducted by the laws of the Netherlands or the laws of any other jurisdiction in which the Company has a taxable presence, the Company shall pay such additional amount as will result in the receipt by the Agent of the full amount that would have been received had no deduction or withholding been made.

(iii) All sums payable to the Agent shall be considered exclusive of any applicable value added or similar taxes unless otherwise provided in this Agreement. Where the Company is obliged to pay any applicable value added or similar tax on any amount payable hereunder to the Agent, the Company shall in addition to the sum payable hereunder pay upon receipt of a proper value added tax invoice issued by the relevant Agent an amount equal to any applicable value added or similar tax to the extent the Company has not otherwise made such payment of applicable value added or similar taxes directly.

(r) No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who (i) controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Agent, in each case from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement (in accordance with this Section 9), any action, suit, investigation or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party (including any governmental or self-regulatory authority, or otherwise, or any claim asserted or threatened), as and when incurred, to which the Agent, or any such other person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) or in any free writing prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Ordinary Shares under the securities laws thereof or filed with the Commission, (y) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein (solely with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or (z) any breach by any of the indemnifying parties of any of their respective representations, warranties or agreements contained in this Agreement; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused, directly or indirectly, by an untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with the Agent’s Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Agent Indemnification. The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to such fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 9, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit, investigation or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action, suit, investigation or proceeding in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, suit, investigation, proceeding or claim to the extent consistent with this Section 9. Notwithstanding the foregoing provisions of this Section 9(e), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliates of the Agent, any partners, members, directors, officers, employees and agents of the Agent and each person that is controlled by or under common control with the Agent will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof or pursuant to Section 9(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers, directors, employees or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) The Agent shall have the right, by giving notice as hereinafter specified, at any time to terminate this Agreement if (i) any material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, has occurred that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion or letter required under Section 7(m), Section 7(n), Section 7(o) or Section 7(p), the Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than 15 calendar days from the date such delivery was required, (iii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred, (v) a general banking moratorium shall have been declared by any of United States federal or New York authorities, or (vi) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets that, in the judgment of the Agent, may materially impair the ability of the Agent to sell the Placement Shares hereunder or to enforce contracts for the sale of securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 11(a), the Agent shall provide the required notice as specified in Section 12.

(b) The Company shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving 10 days’ prior notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agent on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement. Upon termination of this Agreement, the Company shall not be required to pay to the Agent any discount or commission with respect to any Placement Shares not otherwise sold by the Agent under this Agreement; provided, however, that the Company shall remain obligated to reimburse the Agent’s expenses pursuant to Section 7(g).

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:

Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Peter M. Fry

E-mail: peter.fry@leerink.com

with a copy (which shall not constitute notice) to:

Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Attention: Stuart R. Nayman, Esq.

E-mail: stuart.nayman@leerink.com

and if to the Company, shall be delivered to:

Emmy Noetherweg 2

2333 BK Leiden

The Netherlands

Attention: Chief Executive Officer

E-mail: Berndt.modig@pharvaris.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Sophia Hudson, P.C.; Jennifer Lee

E-mail: Sophia.hudson@kirkland.com; Jennifer.lee@kirkland.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a Business Day, or, if such day is not a Business Day, on the next succeeding Business Day, (ii) by Electronic Notice as set forth in the next paragraph, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier or (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Nasdaq and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party in Section 12. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives actual acknowledgment of receipt from the person whom the notice is sent, other than via auto-reply. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within 10 days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the affiliates, controlling persons, officers, directors and other persons referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of each such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, the persons referred to in the preceding sentence and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agent may assign its rights and obligations hereunder to an affiliate of the Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Ordinary Shares.

15. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules (as amended pursuant to this Agreement) and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent; provided, however, that Schedule 2 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 2 to the other party in the manner provided in Section 12 and, upon such amendment, all references herein to Schedule 2 shall automatically be deemed to refer to such amended Schedule 2. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Construction.

(a) The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.

(b) Words defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) The words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.”

(e) References herein to any gender shall include each other gender.

(f) References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

18. Permitted Free Writing Prospectuses. Each of the Company and the Agent represents, warrants and agrees that, unless it obtains the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an issuer free writing prospectus, or that would otherwise constitute a free writing prospectus (as defined in Rule 405), required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Agent has been retained to act as sales agent in connection with the sale of the Placement Shares, the Agent has acted at arms’ length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and the Agent has no duties or obligations to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth herein;

(b) the Company is capable of evaluating, and understanding and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) neither the Agent nor its affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Agent and its affiliates shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders (or other equity holders), creditors or employees of the Company.

20. Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Agent is a Covered Entity and the Agent or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Use of Information. The Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement and the transactions contemplated by this Agreement unless expressly approved by the Company in writing.

23. Agent’s Information. As used in this Agreement, “Agent’s Information” means solely the following information in the Registration Statement and the Prospectus: the last sentence of the eighth paragraph and the ninth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

24. Consent to Jurisdiction; Appointment of Agents for Service. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any of the transactions contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy (certified or registered mail, return receipt requested) to such party at the address in effect for notices under Section 12 of this Agreement and agrees that such service shall constitute good and sufficient notice of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Company hereby irrevocably appoints Morgan Conn, with offices at PO Box 121, Buckingham, PA 18912 as its agent for service of process in any proceeding relating to this Agreement and agrees that service of process may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

25. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agent could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Agent or any person controlling the Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Agent or controlling person of any sum in such other currency, and only to the extent that the Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Agent or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Agent or controlling person hereunder, the Agent or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Agent or controlling person hereunder.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to “supplements” to the Prospectus shall include any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

Very truly yours,

PHARVARIS N.V.

By:	/s/ Berndt Modig
Name: Berndt Modig
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

LEERINK PARTNERS LLC

By:	/s/ Peter Fry
Name: Peter Fry
Title: Senior Managing Director, Head of Alternative Equities

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
[TITLE]
[COMPANY NAME]
Cc:	[ ]
To:	atm@leerink.com
Subject:	Leerink Partners—At the Market Offering—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement, dated April 12, 2024 (the “Agreement”), by and between Pharvaris N.V., a public limited liability company (naamloze vennootschap) under Dutch law (the “Company”), and Leerink Partners LLC (“Leerink”), I hereby request on behalf of the Company that Leerink sell up to $[ ] million of Ordinary Shares, nominal value, €0.12 par value per share, of the Company (the “Shares”), at a minimum market price of $[ ] per share[; provided that no more than [ ] Shares shall be sold in any one Trading Day (as such term is defined in Section 3 of the Agreement)]. Sales should begin [on the date of this Placement Notice] and end on [DATE] [until all Shares that are the subject of this Placement Notice are sold].

SCHEDULE 2

Company

Berndt Modig

Morgan Conn

Joan Schmidt

Leerink

Gabriel Cavazos

Brian Swanson

atm@leerink.com

SCHEDULE 3

Compensation

The Company shall pay Leerink Partners LLC compensation in cash equal to 3% of the gross proceeds from the sales of Placement Shares pursuant to the terms of the Sales Agreement of which this Schedule 3 forms a part.

Exhibit 7(m)

REPRESENTATION DATE CERTIFICATE

[DATE]

Each of    , the duly qualified and elected Chief Executive Officer of Pharvaris N.V., a public limited liability (the “Company”), and    , the duly qualified and elected Chief Business Officer of the Company, does hereby certify in his respective capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated April 12, 2024 (the “Sales Agreement”), by and between the Company and Leerink Partners LLC, that, after due inquiry, to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions relating to materiality or material adverse effect, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

(iii) As of the date hereof, (A) the Registration Statement complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus complies in all material respects with the requirements of the Securities Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading or for clauses (A) and (B) above, to be true and correct.

(iv) There has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties, operations, assets, liabilities or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, since the date as of which information is given in the Prospectus, as amended or supplemented to the date hereof.

(v) The Company does not possess any material non-public information.

(vi) The maximum amount of Placement Shares that may be sold pursuant to the Sales Agreement has been duly authorized by the Company’s board of directors or a duly authorized committee thereof pursuant to a resolution or unanimous written consent in accordance with the Company’s amended and restated articles of association and applicable law.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

IN WITNESS WHEREOF, each of the undersigned, in such individual’s respective capacity as Chief Executive Officer or Chief Business Officer of the Company, has executed this Officers’ Certificate on behalf of the Company on the date first written above.

By:
Name:
Title: Chief Executive Officer
Date:

By:
Name:
Title: Chief Business Officer
Date:

[Company Signature Page to Officers’ Certificate]